              EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                        (in thousands, except per share loss)



                                                   Nine Months                Nine Months
                                           Ended September 28, 1997    Ended September 29, 1996
                                          -------------------------   --------------------------
                                           Primary    Fully Diluted    Primary     Fully Diluted
                                          ---------   -------------   ---------    -------------
Average shares outstanding                   8,893         8,893         8,603          8,569

  Effect of dilutive stock options -             0             0             0              0
                                          ---------   -------------   ---------    -------------
     Totals                                  8,893         8,893         8,603          8,569
                                          ---------   -------------   ---------    -------------
                                          ---------   -------------   ---------    -------------
  Net loss                                $(27,111)     $(27,111)      $(9,468)       $(9,468)
                                          ---------   -------------   ---------    -------------
                                          ---------   -------------   ---------    -------------
  Loss per share                          $  (3.05)     $  (3.05)      $ (1.10)       $ (1.10)
                                          ---------   -------------   ---------    -------------
                                          ---------   -------------   ---------    -------------

                                                 Three Months                Three Months
                                           Ended September 28, 1997    Ended September 29, 1996
                                          -------------------------   --------------------------
                                           Primary    Fully Diluted    Primary     Fully Diluted
                                          ---------   -------------   ---------    -------------


Average shares outstanding                   9,006          9,006        8,623          8,622

   Effect of dilutive stock options              0              0            0              0
                                          ---------   -------------   ---------    -------------
      Totals                                 9,006          9,006        8,623          8,622
                                          ---------   -------------   ---------    -------------
                                          ---------   -------------   ---------    -------------
   Net loss                                $(6,625)       $(6,625)     $(9,568)       ($9,568)
                                          ---------   -------------   ---------    -------------
                                          ---------   -------------   ---------    -------------
   Loss per share                          $  (.74)       $  (.74)     $ (1.11)        $(1.11)
                                          ---------   -------------   ---------    -------------
                                          ---------   -------------   ---------    -------------


The effect of stock options are not included as they would be anti-dilutive because of the Company's net loss for the periods presented.









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